WAL*MART
LEGAL DFPARTMENT

                                 POWER OF ATTORNEY

Jim C. Walton as executor of the Estate of Helen R. Walton (the "Estate") designates Jeffrey J. Gearhart, Samuel A. Guess, Geoffrey W.
Edwards, and Jennifer F. Rudolph or either of them acting singly and with full power of substitution, as the Estate's true and lawful attomey-in-fact to:

(I) prepare, execute in the undersigned's name and on the Estate's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords and passphrases enabling the Estate to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

(2) to execute and file on the Estate's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the Estate may be required to file with the SEC and other regulatory bodies as a result of the Estate's ownership of or transactions in securities of Wal-Mart Stores, Inc., including any filing required as a result of any indirect ownership of securities attributed to the Estate under applicable law; and

(3) do and perform any and all acts for and on behalf of the Estate which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority.

The authority of Jeffrey J. Gearhart, Samuel A. Guess,
Goeffrey W. Edwards, and Jennifer F. Rudolph under this Power of Attorney shall continue until Estate is no longer required to file Forms 3, 4, and 5 with regard to the Estate's ownership of or transactions in securities of Wal-Mart Stores, Inc., unless earlier revoked in writing. The Estate acknowledges that neither Wal-Mart Stores. Inc., Jeffrey J. Gearhart,
Samuel A. Guess, Geofrrey W. Edwards, nor Jennifer F. Rudolph are assuming any of the Estate's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC.


Date: 6/28/2007


Jim C. Walton as the executor
of the Estate of Helen R. Walton